UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2008

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
 (Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2008, the registrant executed a Bridge Loan Agreement with Amerivon Investments LLC (“Amerivon”) that provides for a $1.6 million loan to be made to the registrant at the closing of the transaction.  The loan is to be secured by all of the assets of the registrant and its subsidiaries.  Interest accrues at the rate of 15% per annum and repayment of the loan is to be due in 180 days from the closing date.  The registrant granted Amerivon an option to purchase up to 5,000,000 shares of Series B Preferred Stock at a price of $1.00 per share.  The option is exercisable until December 6, 2008.  If Amerivon does not notify the registrant that it will exercise this option to purchase all 5,000,000 shares with 150 days of the closing date, repayment of the loan shall be extended for an additional 90 days.

Closing of the Bridge Loan Agreement is expected to occur by June 26, 2008, subject to the satisfaction of various conditions.  Upon closing, Amerivon will be issued 1,600,000 shares of the registrant’s Series A Convertible Preferred Stock as a loan fee.

Also, the registrant executed a Services Agreement and a consulting agreement with Amerivon Holdings LLC, an affiliate of Amerivon.  Under the Services Agreement, Amerivon Holdings will solicit various retail entities to distribute the registrant’s window fashion treatments.  The registrant has agreed to pay a fee equal to 5% of the net sales directly attributable to the sale of such products through entities that become distributors.  The agreement is for an initial term of one year with automatic one-year renewals.  If Amerivon and the registrant close on the Bridge Loan Agreement, the initial term is three years with automatic one-year renewals.

Under the consulting agreement, an affiliate of Amerivon will conduct an initial business assessment and develop a marketing plan for the registrant in consideration for $200,000 and out of pocket expenses estimate at $25,000.  In addition, the registrant is to receive business continuation services for which Amerivon will be paid a fee of $80,000 and a percentage of the committed equity or convertible debt funding amount in cash and warrants, except for funds provided by Vision Capital or its controlled affiliates.

Item 3.02              Unregistered Sales of Equity Securities

As additional compensation to Amerivon Holdings LLC under the Services Agreement dated June 6, 2008, the registrant granted a five-year option to purchase up to 3,256,810 shares of its common stock.  One-third of the option vests when the registrant’s total annual consolidated revenues exceed $20 million during the term of the Services Agreement, another third vests when such revenues exceed $30 million, and the remaining third vests when such revenues exceed $40 million.  The option is exercisable at $0.30 per share.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On June 6, 2008, the registrant filed Articles of Amendment to its Articles of Incorporation to establish Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

Item 9.01              Financial Statements and Exhibits

Regulation S-K Number	Document

3.1	Articles of Amendment filed June 6, 2008

4.1	Stock Option Agreement between V2K International, Inc. and Amerivon Holdings LLC dated June 6, 2008

10.1	Bridge Loan Agreement by and between V2K International, Inc. and Amerivon Investments LLC dated as of June 6, 2008

10.2	Services Agreement between V2K International, Inc. and Amerivon Holdings LLC dated June 6, 2008

10.3	Consulting Agreement dated June 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
June 12, 2008	By: /s/ Samuel Smith Samuel Smith, Vice President

EXHIBIT INDEX

Regulation S-K Number	Document

3.1	Articles of Amendment filed June 6, 2008

4.1	Stock Option Agreement between V2K International, Inc. and Amerivon Holdings LLC dated June 6, 2008

10.1	Bridge Loan Agreement dated June 6, 2008

10.2	Services Agreement between V2K International, Inc. and Amerivon Holdings LLC dated June 6, 2008

10.3	Consulting Agreement dated June 6, 2008